3rd Amended and Restated Appendix A

to the

third aMENDED AND RESTATED

operating expenses limitation agreement
BETWEEN
INVESTMENT MANAGERS SERIES TRUST

AND

Advisors Asset Management, Inc.

Fund (and Class, as applicable)	Annual Operating Expense Limit	Effective Date
AAM/Bahl & Gaynor Income Growth Fund
Class A	1.23%	12/30/2016
Class T	1.23%	__/__/____
Class C	1.98%	12/30/2016
Class I	0.98%	12/30/2016
AAM/Insight Select Income Fund
Class A	0.85%	10/20/2017
Class Y	0.50%	10/20/2017
Class C	1.60%	10/20/2017
Class I	0.60%	10/20/2017
AAM/HIMCO Short Duration Fund
Class A	0.84%	12/30/2016
Class T	0.84%	__/__/____
Class C	1.59%	12/30/2016
Class I	0.59%	12/30/2016
AAM/HIMCO Global Enhanced Dividend Fund
Class A	1.55%	12/18/2017
Class C	2.30%	12/18/2017
Class I	1.30%	12/18/2017

Amended and approved by the Board on September 21, 2017.

Agreed and accepted this ___ day of _____________, 2017.

INVESTMENT MANAGERS SERIES TRUST		Advisors Asset Management, Inc.

By:		By:
Print Name:	Rita Dam	Print Name:
Title:	Treasurer	Title: